Exhibit 99.1

AMCON Distributing Company Reports Results for the Fiscal Year Ended September 30, 2020

OMAHA, Neb.--(BUSINESS WIRE)--November 9, 2020--AMCON Distributing Company (“AMCON”) (NYSE American: DIT), an Omaha, Nebraska based consumer products company, is pleased to announce fully diluted earnings per share of $9.76 on net income available to common shareholders of $5.5 million for the fiscal year ended September 30, 2020. AMCON earned $5.00 per fully diluted share on net income available to common shareholders of $2.8 million for the fourth fiscal quarter ended September 30, 2020.

“We are pleased with our fiscal 2020 results. AMCON’s associates and managers have fully embraced our role as an essential service provider as the nation navigates the COVID-19 pandemic. Our longstanding philosophy and tradition of sustained excellence in customer service has enabled AMCON to provide a consistent and timely flow of goods and services to our customers,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “Notwithstanding the challenging macroeconomic environment, we were able to close on a key long-term strategic investment in Team Sledd, LLC, a leading convenience distributor in the Appalachian region of the United States. This investment has brought a very talented group of associates into the AMCON family and has significantly expanded our geographic footprint. We continue to seek strategic acquisition opportunities for operators who want to align with our customer centric management philosophy.”

The wholesale distribution segment reported revenues of $1.5 billion and operating income of $17.3 million for fiscal 2020, and revenues and operating income of $415.1 million and $6.4 million, respectively, for the fourth fiscal quarter of fiscal 2020. The retail health food segment reported revenues of $46.0 million and an operating loss of $1.8 million for fiscal 2020, and revenues of $11.4 million and an operating loss of $0.6 million for the fourth fiscal quarter of fiscal 2020.

“We continue to anticipate a heightened level of capital expenditures in the coming years as we make targeted investments in our foodservice and technology platforms, expand our geographic reach, and continue to redevelop our retail health food store portfolio. As our customer base grows, we are expanding the territories we serve in support of this growth,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer.

Charles J. Schmaderer, AMCON’s Chief Financial Officer said, “At September 30, 2020, our shareholders’ equity was $64.8 million, resulting in adjusted book value per share of $115.50. During fiscal 2020, we turned our inventory 19 times and ended the year with $65.1 million of consolidated debt. At its lowest point during fiscal 2020, the Company’s total consolidated debt was approximately $22.2 million.” Mr. Schmaderer also added, “We were delighted to renew our long term credit facility with our existing banking group during fiscal 2020. Our banking group has been a long-term partner and supporter of the Company’s strategic growth and expansion initiatives.”

AMCON’s Healthy Edge Retail Group plays an important role in the health and wellness of the communities it serves. Throughout the pandemic, our management team has worked diligently to offer a continuous and safe shopping experience for customers. Our long term relationship with the organic/natural products vendor community has enabled our stores to meet the demands of our customers for total wellness solutions. Our strategy is to offer a broad selection of the highest quality organic and natural merchandise available supported by a high degree of customer service not found at other big box retailers within our industry.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates twenty-one (21) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Akin’s Natural Foods www.akins.com in its Midwest market, and Chamberlin's Natural Foods www.chamberlins.com and Earth Origins Market www.earthoriginsmarket.com in its Florida market.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries CONSOLIDATED BALANCE SHEETS

	September	September
	2020	2019
ASSETS
Current assets:
Cash	$661,195	$337,704
Accounts receivable, less allowance for doubtful accounts of $0.9 million at September 2020 and September 2019	34,278,429	24,665,620
Inventories, net	98,971,773	102,343,517
Income taxes receivable	—	350,378
Prepaid and other current assets	2,091,645	7,148,459
Total current assets	136,003,042	134,845,678

Property and equipment, net	17,497,274	17,655,415
Operating lease right-of-use assets, net	18,936,126	—
Note receivable	3,500,000	—
Goodwill	4,436,950	4,436,950
Other intangible assets, net	500,000	500,000
Equity method investment	6,744,095	—
Other assets	383,786	273,579
Total assets	$188,001,273	$157,711,622

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,108,299	$18,647,572
Accrued expenses	8,306,160	8,577,972
Accrued wages, salaries and bonuses	4,761,020	3,828,847
Income taxes payable	567,408	—
Current operating lease liabilities	5,607,098	—
Current maturities of long-term debt	516,850	532,747
Total current liabilities	41,866,835	31,587,138

Credit facility	61,971,682	60,376,714
Deferred income tax liability, net	1,806,575	1,823,373
Long-term operating lease liabilities	14,028,606	—
Long-term debt, less current maturities	2,608,794	3,125,644
Other long-term liabilities	927,241	42,011

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 537,715 shares outstanding at September 2020 and 552,614 shares outstanding at September 2019	8,697	8,561
Additional paid-in capital	24,282,058	23,165,639
Retained earnings	71,362,334	66,414,397
Treasury stock at cost	(30,861,549)	(28,831,855)
Total shareholders’ equity	64,791,540	60,756,742
Total liabilities and shareholders’ equity	$188,001,273	$157,711,622

AMCON Distributing Company and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2020	2019
Sales (including excise taxes of $393.3 million and $370.2 million, respectively)	$1,521,278,763	$1,392,388,157
Cost of sales	1,433,544,831	1,308,364,726
Gross profit	87,733,932	84,023,431
Selling, general and administrative expenses	75,051,227	72,182,883
Depreciation and amortization	3,116,449	2,617,591
Impairment charges	485,270	2,873,269
	78,652,946	77,673,743
Operating income	9,080,986	6,349,688

Other expense (income):
Interest expense	1,693,251	1,598,864
Other (income), net	(114,276)	(61,119)
	1,578,975	1,537,745
Income from operations before income taxes	7,502,011	4,811,943
Income tax expense	2,143,000	1,609,000
Equity method investment earnings, net of tax	183,579	—
Net income available to common shareholders	$5,542,590	$3,202,943

Basic earnings per share available to common shareholders	$9.88	$5.36
Diluted earnings per share available to common shareholders	$9.76	$5.25

Basic weighted average shares outstanding	561,166	597,961
Diluted weighted average shares outstanding	567,961	609,836

Dividends declared and paid per common share	$1.00	$1.00

AMCON Distributing Company and Subsidiaries CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, October 1, 2018	844,089	$8,441	(228,312)	$(21,324,752)	$22,069,098	$63,848,030	$64,600,817
Dividends on common stock, $1.00 per share	—	—	—	—	—	(636,576)	(636,576)
Compensation expense and issuance of stock in connection with equity-based awards	11,950	120	—	—	1,096,541	—	1,096,661
Repurchase of common stock	—	—	(75,113)	(7,507,103)	—	—	(7,507,103)
Net income	—	—	—	—	—	3,202,943	3,202,943
Balance September 30, 2019	856,039	$8,561	(303,425)	$(28,831,855)	$23,165,639	$66,414,397	$60,756,742
Dividends on common stock, $1.00 per share	—	—	—	—	—	(594,653)	(594,653)
Compensation expense and issuance of stock in connection with equity-based awards	13,828	136	—	—	1,116,419	—	1,116,555
Repurchase of common stock	—	—	(28,727)	(2,029,694)	—	—	(2,029,694)
Net income	—	—	—	—	—	5,542,590	5,542,590
Balance, September 30, 2020	869,867	$8,697	(332,152)	$(30,861,549)	$24,282,058	$71,362,334	$64,791,540

AMCON Distributing Company and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended September
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,542,590	$3,202,943
Adjustments to reconcile net income from operations to net cash flows from (used in) operating activities:
Depreciation	3,116,449	2,575,924
Amortization	—	41,667
Equity method investment earnings, net of tax	(183,579)	—
Impairment charges	485,270	2,873,269
Loss (gain) on sales of property and equipment	105,039	(13,775)
Equity-based compensation	1,085,287	1,299,792
Deferred income taxes	(16,798)	40,572
Provision for losses on doubtful accounts	(21,000)	21,000
Inventory allowance	(322,240)	560,610

Changes in assets and liabilities:
Accounts receivable	(9,591,809)	6,742,225
Inventories	3,693,984	(24,034,512)
Prepaid and other current assets	4,794,469	(2,207,684)
Other assets	(110,207)	28,214
Accounts payable	3,529,980	(2,247,262)
Accrued expenses and accrued wages, salaries and bonuses	1,353,113	(262,330)
Other long-term liabilities	885,230	3,956
Income taxes payable and receivable	857,270	(78,266)
Net cash flows from (used in) operating activities	15,203,048	(11,453,657)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,356,573)	(4,438,280)
Proceeds from sales of property and equipment	43,600	57,200
Investment in equity method investee	(6,500,000)	—
Issuance of note receivable	(3,500,000)	—
Net cash flows from (used in) investing activities	(13,312,973)	(4,381,080)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	1,515,476,055	1,427,544,804
Repayments under revolving credit facility	(1,513,881,087)	(1,402,596,687)
Principal payments on long-term debt	(532,747)	(1,096,306)
Proceeds from exercise of stock options	25,750	—
Repurchase of common stock	(2,029,694)	(7,507,103)
Dividends on common stock	(594,653)	(636,576)
Settlement and withholdings of equity-based awards	(30,208)	(56,335)
Net cash flows from (used in) financing activities	(1,566,584)	15,651,797
Net change in cash	323,491	(182,940)
Cash, beginning of period	337,704	520,644
Cash, end of period	$661,195	$337,704

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,743,098	$1,561,531
Cash paid during the period for income taxes	1,302,528	1,646,694

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$—	$69,253
Issuance of common stock in connection with the vesting and exercise of equity-based awards	990,653	1,005,792

AMCON Distributing Company and Subsidiaries

FISCAL YEAR 2020

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$360,101	$337,887	$396,854	$426,437
Gross profit	20,845	20,693	21,652	24,543
Income from operations before income tax expense	701	1,032	2,054	3,715
Net income available to common shareholders	$452	$699	$1,580	$2,812

Basic earnings per share available to common shareholders	$.80	$1.24	$2.79	$5.10
Diluted earnings per share available to common shareholders	$.80	$1.22	$2.77	$5.00

FISCAL YEAR 2019

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$344,734	$310,716	$369,982	$366,957
Gross profit	20,632	20,589	20,526	22,276
Income (loss) from operations before income tax expense	1,747	2,196	1,027	(158)
Net income (loss) available to common shareholders	$1,245	$1,523	$666	$(231)

Basic earnings (loss) per share available to common shareholders	$2.02	$2.49	$1.12	$(.41)
Diluted earnings (loss) per share available to common shareholders	$1.99	$2.45	$1.10	$(.41)

The Company’s quarterly earnings per share are based on weighted average shares outstanding for the quarter; therefore the sum of the quarters may not equal the full year earnings per share amount.

AMCON Distributing Company and Subsidiaries

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

The financial measure of adjusted book value per share included in this press release (“adjusted book value per share”) has been determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Management believes that this non-GAAP financial measurement reflects an additional way of viewing aspects of the Company’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors affecting historical financial performance of the Company. This measure is important to investors interested in determining the amount of book value per share if all potentially dilutive shares were exercised or vested and outstanding. This non-GAAP financial measurement is not intended to be a substitute for the comparable GAAP measurements and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The Company has defined the non-GAAP financial measure of adjusted book value per share as follows:

  “Adjusted book value per share” is defined as total shareholders’ equity increased by the impact of proceeds from the exercise of all stock options and vesting of restricted stock units divided by total common shares outstanding plus common shares issuable upon the exercise of all stock options and vesting of restricted stock units.”
September 2020
Number of common shares outstanding at September 30, 2020	537,715
Total shareholders’ equity at September 30, 2020	$64,791,540

Book value per share at September 30, 2020	$120.49

September 2020
Number of common shares outstanding at September 30, 2020	537,715
Add: common shares potentially issuable for stock options and unvested restricted stock units /1/	63,321
601,036

Total shareholders’ equity at September 30, 2020	$64,791,540
Equity impact if all potential common shares were exercised or vested /1/	4,630,487
$69,422,027

Adjusted book value per share at September 30, 2020	$115.50

____________

/1/	Assumes the exercise of all vested and unvested stock options and vesting of all outstanding restricted stock units at September 30, 2020.

Contacts

Christopher H. Atayan
AMCON Distributing Company
Ph 402-331-3727